Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of July 29, 2025, by and among 180 Life Sciences, Corp., a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, an “Investor” and together, the “Investors”).

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder;

WHEREAS, the Company desires to sell to the Investors, and each Investor desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, (A) shares (the “Initial Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (B) pre-funded warrants to purchase shares of Common Stock substantially in the form attached hereto as Exhibit B (the “Pre-Funded Warrants”, and together with the Initial Shares, the “Securities”);

WHEREAS, the purchase of the Securities by the Investors is intended to be treated as an exchange governed by Section 351(a) of the Code;

WHEREAS, following the consummation of the sale of Securities pursuant to this Agreement, the Company expects to sell up to $150.0 million of debt securities, which may include convertible debt securities, in a private offering in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder (the “Debt Offering”);

WHEREAS, the aggregate gross proceeds from the sale of the Initial Shares and the Pre-Funded Warrants will be no less than $400 million and the portion thereof allocable to Pre-Funded Warrants will be less than $50 million;

WHEREAS, the Company intends to use the net proceeds from the sale of the Initial Shares and the Pre-Funded Warrants to purchase ETH (as defined below), to pay Transaction Cash Bonuses and Director Payments (as defined below) and for general corporate purposes; and

WHEREAS, contemporaneously with the sale of the Initial Shares and the Pre-Funded Warrants, the parties to this Agreement, including the Investors, are entering into a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Initial Shares, the Pre-Funded Warrant Shares (as defined below) and the Strategic Advisor Warrant Shares (as defined below) under the Securities Act and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Investor, severally and not jointly, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any specified Person, (a) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person or (b) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company and each of its subsidiaries shall be deemed not to be Affiliates of any Investor. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided that the Affiliates of any Person that is an investment fund shall not include any portfolio companies of such investment fund or any affiliated investment fund.

“Agreement” has the meaning set forth in the recitals.

“Amended and Restated Bylaws” means the Second Amended and Restated Bylaws of the Company, as currently in effect.

“Amended and Restated Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

“Asset Management Agreement” means the Asset Management Agreement between the Company and the Asset Manager, to be executed on or prior to the Closing Date.

“Asset Manager” means Electric Treasury Edge, LLC, an entity affiliated with Electric Capital Partners, LLC.

“Benefit Plan” or “Benefit Plans” means employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company or any of its subsidiaries is obligated to contribute for employees or former employees of the Company and its subsidiaries.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or the State of California are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the recitals.

“Confidential Data” has the meaning set forth in Section 3.31.

“Custodial Account” means the wallet address maintained for the Company by Coinbase Global, Inc.

“Debt Offering” has the meaning set forth in the recitals.

“Disclosure Document” has the meaning set forth in Section 5.3.

“Electric Capital” means Electric Capital Partners Frontier Master Fund, LP.

“Environmental Laws” has the meaning set forth in Section 3.15.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ETH” means the native cryptocurrency of the Ethereum blockchain.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance (a) of shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan or arrangement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) of securities upon the exercise or conversion of any Securities issued hereunder, pursuant to the Debt Offering and securities issuable upon the conversion of any securities issued in the Debt Offering, and/or securities (including options, rights or warrants) exercisable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement without approval of the majority of the Board, including a majority of the New Directors (as defined in Section 5.20), to increase the number of such securities or to decrease the exercise price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (c) upon conversion or settlement of outstanding debt as of the date hereof in an amount not to exceed $500,000; (d) of the Strategic Advisor Warrants and the shares of Common Stock underlying the Strategic Advisor Warrants; (e) a private placement or other transaction with fundamental or technical institutional investors at a price per share greater than the Share Price; (f) of securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 5.11 herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its Subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (g) securities issued in connection with an “at the market” (ATM) sales program; (h) securities issued pursuant to license agreements or for investor relations services, provided that such securities are issued as “restricted securities” and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 5.11 herein; and (i) of shares of Common Stock in a private placement to one or more accredited investors (as such term is defined in Regulation D) pursuant to agreements executed on the date hereof and closing contemporaneously with the Closing in an amount not exceeding $2,000,000 in the aggregate.

“Financial Statements” has the meaning set forth in Section 3.8(b).

“Fully Diluted Capitalization” means the sum of the total number of issued and outstanding shares of Common Stock (assuming the full conversion and exercise of all convertible and/or exercisable securities of the Company without regard to any vesting or limitations or restrictions on conversion or exercise) after giving effect to consummation of the transactions contemplated by this Agreement and the Management Equity Grants, including the issuance of the Initial Shares, Pre-Funded Warrants and the Strategic Advisor Warrants.

“GAAP” has the meaning set forth in Section 3.8(b).

“Governmental Authorizations” has the meaning set forth in Section 3.11.

“Health Care Laws” has the meaning set forth in Section 3.21.

“HIPAA” has the meaning set forth in Section 3.32.

“Indemnified Person” has the meaning set forth in Section 5.9.

“Initial Shares” has the meaning set forth in the recitals hereof.

“Intellectual Property” has the meaning set forth in Section 3.12.

“Investor” and “Investors” have the meanings set forth in the recitals.

“Investor Digital Wallet” has the meaning set forth in Section 6.2(e).

“IT Systems” has the meaning set forth in Section 3.31.

“Lock-Up Agreements” means the lock-up agreements, each dated as of the date hereof, in substantially the form of Exhibit D attached hereto.

“Management Equity Grants” has the meaning set forth in Section 5.18.

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, (b) would result in a materially adverse effect on the legality, validity or enforceability of any Transaction Agreement, the Asset Management Agreement, the Strategic Advisor Agreements, or the Strategic Advisor Warrants or (c) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements, the Asset Management Agreement, the Strategic Advisor Agreements or the Strategic Advisor Warrants, or with respect to the Closing, or would reasonably be expected to do so.

“Material Permits” has the meaning set forth in Section 3.28.

“Member of the Immediate Family” means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries.

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market and The Nasdaq Capital Market.

“New Director” has the meaning set forth in Section 5.20.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Data” has the meaning set forth in Section 3.31.

“Placement Agent” means Clear Street LLC.

“Pre-Funded Warrants” has the meaning set forth in the recitals.

“Pre-Funded Warrant Price” means $2.65 less $0.0001.

“Pre-Funded Warrant Shares” has the meaning set forth in Section 3.4.

“Privacy Laws” has the meaning set forth in Section 3.32.

“Privacy Statements” has the meaning set forth in Section 3.32.

“Process” or “Processing” has the meaning set forth in Section 3.32.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(j).

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the date of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities” has the meaning set forth in the recitals.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Price” means $2.65.

“Shares” means the Initial Shares and the Pre-Funded Warrant Shares.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Strategic Advisor Agreements” means the Strategic Advisor Agreements, dated as of the date hereof, between the Company, on one hand, and each of the Strategic Advisors, on the other hand, in substantially the form of Exhibit E.

“Strategic Advisor Warrants” means the warrants to purchase shares of Common Stock, to be issued to the Strategic Advisors (or affiliates thereof) pursuant to the Strategic Advisor Agreements.

“Strategic Advisor Warrant Shares” means the shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants.

“Strategic Advisors” means Pink Sands Group, LLC, Cyber, Moode LLC, Moon Cat, LLC, Zorba Investments LLC, Purple Poseidon LLC, Tentacle Holdings LLC, PCAO LLC, Johnny Foxtrot LLC and New Island Advisors LLC.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company or its subsidiaries (if any) including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Transaction Agreements” means this Agreement, the Lock-Up Agreements, the Pre-Funded Warrants and the Registration Rights Agreement, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transaction Cash Bonuses and Director Payments” has the meaning set forth in Section 5.17.

“Transfer Agent” means, with respect to the Common Stock, Continental Stock Transfer & Trust Company or such other financial institution that provides transfer agent services as the Company may engage from time to time.

2. Purchase and Sale of Securities.

2.1 Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, the number and type of Securities, for the aggregate purchase price, set forth opposite the Investor’s name on Exhibit A; provided, however, no Investor (together with such Investor’s Affiliates, and any Person acting as a group together with such Investor or any of such Investor’s Affiliates) may beneficially own in excess of 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the Shares on the Closing Date. The purchase price per Initial Share is equal to the Share Price. The price per Pre-Funded Warrant is equal to the Pre-Funded Warrant Price.

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 5.6 and Section 6 of this Agreement, the closing of the purchase and sale of the Securities (the “Closing”) shall occur remotely via the exchange of documents and signatures at such time as mutually agreed to by the Company and the Investors purchasing a majority of the Securities hereunder (the “Closing Date”); but in no event later than the fourth (4th) Business Day after the date of this Agreement. On the Closing Date, the Securities shall be issued and registered in the name of the relevant Investor, or in such nominee name(s) as designated by such Investor in writing, representing the number and type of Securities to be purchased by the Investor at such Closing as set forth in Exhibit A, in each case after payment of the purchase price therefor (the “Aggregate Purchase Amount”) shall have been received by the Company, in full, at or prior to 10:00 a.m. New York City time on the Closing Date. Payment of the Aggregate Purchase Amount in respect of an Investor shall be made at such Investor’s sole discretion by (a) wire transfer of United States dollars in immediately available funds in accordance with wire instructions provided by the Company to the Investors at least one Business Day prior to the Closing, (b) by transfer of such number of ETH to the Custodial Account equal to (1) the Aggregate Purchase Amount, divided by (2) the spot exchange rate as published by Coinbase.com at 8:00 p.m., New York City time, on the Business Day immediately preceding the date hereof (the “ETH Amount”), or (c) any combination thereof. On the Closing Date, the Company will cause (A) the Transfer Agent to issue the Initial Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.10 hereof) and the Company shall cause the Company’s Transfer Agent to provide evidence of such issuance as soon as reasonably practical following the Closing Date to each Investor and (B) deliver to such Investor (or such Investor’s designated custodian per its delivery instructions), or in such nominee name(s) as designated by such Investor, Pre-Funded Warrants exercisable for a number of shares of Common Stock as set forth in Exhibit A with respect to such Investor. In the event that the Closing has not occurred within two (2) Business Days after the expected Closing Date, unless otherwise agreed by the Company and such Investor, the Company shall, promptly (but no later than one Business Day thereafter) return the previously wired Aggregate Purchase Amount by wire transfer of United States dollars in immediately available funds to the account specified by such Investor or return the previously transferred ETH Amount to the Investor Digital Wallet (as defined below) of such Investor, as applicable, and any book entries for the Securities shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve such Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Securities at the Closing.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Investors that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

3.1 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to result in a Material Adverse Effect. Each of the Company’s subsidiaries is (i) duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on its business as currently conducted and to own or lease its properties and (ii) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

3.2 Capitalization. The Company’s disclosure of its authorized, issued and outstanding capital stock in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except as set forth in the Transaction Agreements or as disclosed in the SEC Reports, there are no outstanding rights (including, without limitation, pre-emptive or other similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. The total number of outstanding shares of Common Stock is 7,359,208 and there is no other class of stock of the Company outstanding, in each case, as of the date hereof. Immediately after the Closing, the Initial Shares will represent at least 80% of the total combined voting power of all classes of Company stock entitled to vote. Set forth on Schedule 3.2 is a list of each option and warrant to purchase Common Stock issued by the Company that is outstanding as of the date hereof, including, in each case, the exercise price thereof on the date of grant and the closing price of the Common Stock on the date of grant. The warrants to purchase Common Stock granted by the Company on June 1, 2017 and outstanding as of the date hereof (as reflected on Schedule 3.2) were granted with an exercise price approximately equal to the fair market value of Common Stock as of the date of grant. Immediately after the Closing and pursuant to the transactions contemplated by this Agreement, the Company will not have any securities outstanding other than the options and warrants set forth on Schedule 3.2, Common Stock, the debt issued pursuant to any Debt Offering, the Pre-Funded Warrants and other warrants or options issued pursuant to the transactions contemplated by this Agreement with an exercise price of no less than ninety percent (90%) of the underlying Common Stock on the date immediately prior to grant of such warrant or option.

3.3 Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

3.4 Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements, the Asset Management Agreement and the Strategic Advisor Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, the Asset Management Agreement and the Strategic Advisor Agreements, including the issuance and sale of the Securities, the issuance of the Strategic Advisor Warrants, the issuance of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) and the issuance of the Strategic Advisor Warrant Shares. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Initial Shares, the Pre-Funded Warrant Shares and the Strategic Advisor Warrant Shares, the authorization, execution, delivery and performance of the Transaction Agreements, Asset Management Agreement and the Strategic Advisor Agreements and the consummation of the transactions contemplated herein or thereby, including the issuance and sale of the Securities, the Pre-Funded Warrant Shares and the Strategic Advisor Warrant Shares has been taken, including, without limitation, the approval of the Board of Directors (or a committee thereof) in accordance with the Delaware General Corporation Law (as amended or superseded from time to time, the “DGCL”), including, but not limited to, Section 144 thereof. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Investor of this Agreement and that this Agreement constitutes the legal, valid and binding agreement of each Investor, this Agreement and each of the Pre-Funded Warrants constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement, the Asset Management Agreement the Strategic Advisor Agreements and each of the Strategic Advisor Warrants will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5 Valid Issuance. The Initial Shares being purchased by the Investors hereunder have been duly and validly authorized and, when issued pursuant to the terms of this Agreement upon full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements, or restrictions on transfer under applicable state and federal securities laws), and the holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock. The Pre-Funded Warrant Shares and Strategic Advisor Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants and the Strategic Advisor Warrants, respectively, against full payment therefor in accordance with their respective terms, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements, Asset Management Agreement or Strategic Advisor Agreements, or restrictions on transfer under applicable state and federal securities laws), and the holder of the Pre-Funded Warrant Shares or the Strategic Advisor Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock. The issuance and delivery of the Initial Shares, the Pre-Funded Warrants and the Strategic Advisor Warrants do not, and the exercise or conversion in full of the Pre-Funded Warrants or, the Strategic Advisor Warrants (without regard to any limitations or restrictions on exercise of such warrants) and the issuance and delivery of the Pre-Funded Warrant Shares and the Strategic Advisor Warrant Shares thereupon will not, except as set forth on Schedule 3.5, (a) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the Investors) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company or (c) be subject to any preemptive right, right of first offer, or any similar right of any Person. Subject to the accuracy of the representations and warranties made by the Investors in Section 4, the offer and sale of the Securities to the Investors is, and will be, (i) exempt from the registration and prospectus delivery requirements of the Securities Act and (ii) exempt from (or otherwise not subject to) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6 No Conflict. The execution, delivery and performance of the Transaction Agreements, Asset Management Agreement and the Strategic Advisor Agreements by the Company, the issuance and sale of the Securities, the issuance of the Strategic Advisor Warrants and the consummation of the other transactions contemplated by the Transaction Agreements, the Asset Management Agreement and the Strategic Advisor Agreements will not (i) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, result in the creation or imposition of any lien, charge or encumbrance upon or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, indenture, deed of trust, mortgage, lease, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of the National Exchange, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7 Consents. Assuming the accuracy of the representations and warranties of each Investor set forth in Section 4 hereof, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body or self-regulatory organization is required in connection with the authorization, execution, or delivery or performance by the Company of the Transaction Agreements, the Asset Management Agreement and the Strategic Advisor Agreements, the issuance and sale of the Securities, the issuance of the Strategic Advisor Warrants and the performance by the Company of its other obligations under the Transaction Agreements, the Asset Management Agreement, the Strategic Advisor Agreements and the Strategic Advisor Warrants, except (a) as have been or will be obtained or made under the Securities Act or the Exchange Act, if applicable, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Initial Shares, the Pre-Funded Warrants or the Strategic Advisor Warrants and the listing of the Initial Shares, the Pre-Funded Warrant Shares or the Strategic Advisor Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Initial Shares, the Pre-Funded Warrant Shares or the Strategic Advisor Warrant Shares by the Company in the manner contemplated herein, which will be filed on a timely basis, (d) the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement, or (e) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

3.8 SEC Filings; Financial Statements.

(a) The Company has filed all forms, statements, certifications, reports, schedules and other documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the date of this Agreement and is in compliance with General Instruction I.A.3 of Form S-3. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(b) The consolidated financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods therein specified ((except as otherwise noted therein, and except that any unaudited financial statements may not contain certain footnotes and are subject to normal and recurring year-end adjustments). Except as set forth in the Financial Statements filed prior to the date of this Agreement, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.9 Absence of Changes. Except as disclosed in the SEC Reports, since December 31, 2024, (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company or any of its subsidiaries (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto); (b) no material change to any material contract or arrangement by which the Company or any of its subsidiaries is bound or to which any of their respective assets or properties is subject has been entered into; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under this Section 3.9:

(i) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company and its subsidiaries (taken as a whole) are not disproportionately affected thereby;

(ii) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company and its subsidiaries (taken as a whole) are not disproportionately affected thereby;

(iii) any change that generally affects industries in which the Company and its subsidiaries conduct business, provided that the Company and its subsidiaries (taken as a whole) are not disproportionately affected thereby;

(iv) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, epidemic or similar health emergency, and other force majeure events in the United States or any other location, provided that the Company and its subsidiaries (taken as a whole) are not disproportionately affected thereby;

(v) national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company and its subsidiaries (taken as a whole) are not disproportionately affected thereby;

(vi) material changes in laws after the date of this Agreement; and

(vii) in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this Section 3.9).

3.10 Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary, nor to the knowledge of the Company, any director or officer of the Company or any subsidiary, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or such subsidiary or a claim of breach of fiduciary duty relating to the Company or such subsidiary.

3.11 Compliance with Law; Permits. Neither the Company nor any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

3.12 Intellectual Property. The Company and its subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the SEC Reports necessary for, or used in the conduct of their respective businesses (including as described in the SEC Reports) (collectively, “Intellectual Property”), except where any failure to own or have rights to use such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property owned by the Company and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge: (i) there are no third parties who claim any ownership rights to any Intellectual Property owned by the Company and its subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property owned by the Company and its subsidiaries, except, in each case of (i) and (ii), which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened in writing: (A) challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property owned by the Company and its subsidiaries; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other intellectual property rights of others, except, in each case of (A) through (C), which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and to the Company’s knowledge all such agreements are in full force and effect. The Company and its subsidiaries have taken all commercially reasonable steps to protect and maintain the Intellectual Property owned by the Company and its subsidiaries, except where any failure to so protect or maintain, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

3.13 Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations. The Company and its subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company or its subsidiaries pending or, to the knowledge of the Company, threatened which would reasonably be expected to interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

3.14 Taxes. Each of the Company and its subsidiaries has filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company without subsequently being paid, settled or withdrawn. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens on any of the assets of the Company. At all times since inception, the Company has been and continues to be classified as a corporation for U.S. federal income tax purposes. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code.

3.15 Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct their business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company nor any of its subsidiaries has received since January 1, 2024, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or any subsidiary is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any subsidiary’s compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or any subsidiary has received since January 1, 2024, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or any subsidiary is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.

3.16 Title. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company and its subsidiaries taken as a whole, free and clear of all liens, encumbrances and defects except such as are disclosed in the SEC Reports, do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, as the case may be. The Company does not own any real property.

3.17 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its real and personal properties (owned or leased) and tangible assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms of such insurance policies. Other than customary end-of-policy notifications from insurance carriers, since January 1, 2024, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any material insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.18 Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “ATNF”. Other than as disclosed in the Company’s SEC Reports, the Company will immediately following the Closing be in compliance with all listing requirements of Nasdaq applicable to the Company. The Company has no reason to believe that it will not in the foreseeable future continue to be in material compliance with all such listing and maintenance requirements. Other than as disclosed in the Company’s SEC Reports, as of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Capital Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.19 Sarbanes-Oxley Act. The Company is, and since January 1, 2024 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20 [Reserved].

3.21 Compliance with Health Care Laws. The Company and its subsidiaries are in compliance in all material respects with all Health Care Laws to the extent applicable to the current business of the Company and its subsidiaries or any of their respective activities. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (vii) licensure, quality, safety and accreditation requirements under applicable federal, state, local or regulatory bodies; (viii) all other local, state, federal, national, supranational, relating to the regulation of the Company or its subsidiaries, and (ix) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its subsidiaries has received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor any of its subsidiaries nor any of their respective employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

3.22 Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act applicable to the Company and provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.23 Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Initial Shares, the Pre-Funded Warrant Shares or the Strategic Advisor Warrant Shares.

3.24 Investment Company Act. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.25 General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) of investors with respect to offers or sales of Securities pursuant to this Agreement. The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Capital Market. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4, neither the Company nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

3.26 Brokers and Finders. Other than the Placement Agent, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.27 Reliance by the Investors. The Company has a reasonable basis for making each of the representations set forth in this Section 3.

3.28 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.29 No Additional Agreements. There are no agreements or understandings between the Company and any Investor with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements.

3.30 Anti-Bribery and Anti-Money Laundering Laws. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any such subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) otherwise violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.31 Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s actual knowledge, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below).

3.32 Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, all other local, state and federal laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

3.33 Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

3.34 Office of Foreign Assets Control. Neither the Company nor any subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

3.35 [Reserved].

3.36 Bank Holding Company Act. Neither the Company nor any of its subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

3.37 Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length Investor with respect to the Transaction Agreements and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Agreements and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Agreements and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities.

4. Representations and Warranties of Each Investor. Each Investor, severally for itself and not jointly with any other Investor (it being acknowledged and agreed that each reference to “the Investor” in this Section 4 shall be deemed to refer to such Investor and not any other Investor), represents and warrants to the Company and the Placement Agent that the statements contained in this Section 4 are true and correct as of the date of this Agreement and the Closing Date:

4.1 Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2 Authorization. The Investor has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Investor or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated in this Agreement has been taken. The execution, delivery and performance by such Investor of the Transaction Agreements to which such Investor is a party has been duly authorized and each has been duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflicts. The execution, delivery and performance by the Investor of the Transaction Agreements to which it is a party, the purchase of the Securities in accordance with their terms and the consummation by the Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Investor to perform its obligations under the Transaction Agreements.

4.4 Residency. The Investor’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below the Investor’s name on the pertinent signature page of this Agreement, except as otherwise communicated by the Investor to the Company.

4.5 Brokers and Finders. The Investor nor any other Person authorized by the Investor to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.6 Investment Representations and Warranties. The Investor hereby represents and warrants that, it (i) as of the date of this Agreement is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is a “qualified purchaser” (as defined in Section 2(a)(51)(A) of the U.S. Investment Company Act of 1940, as amended) and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. The Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) other than an individual, it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.

4.7 Intent. The Investor is purchasing the Securities solely for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if the Investor is purchasing the Securities as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Investor has no present arrangement to sell the Securities to or through any person or entity. The Investor understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time.

4.8 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities without reliance on the Placement Agent or any of its affiliates, or any control persons, officers, directors, employees, agents, or representatives of any of the foregoing. The Investor understands and acknowledges that the purchase and sale of the Securities hereunder (i) meets the exemptions from filing under FINRA Rule 5123(b)(1) and (ii) if an individual, is not being “recommended” (within the meaning of FINRA Rule 2111) by the Placement Agent. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor. The Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Securities and the Investor acknowledges specifically that a possibility of total loss exists.

4.9 Independent Investment Decision. The Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in such Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

4.10 Securities Not Registered; Legends. The Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or other disposition of any of the Securities. The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

The Investor understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY, INCLUDING ANY SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION AND THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.”

In addition, the Securities may contain a legend regarding affiliate status of the Investor, if applicable.

4.11 Investor Arrangements. The Investor hereby represents that neither the Investor nor any person or entity acting on behalf of the Investor, or pursuant to any agreement or understanding with the Investor, has entered into any agreement or other arrangement that is or could reasonably be expected to be treated as (or pursuant to the terms of any such agreement or other arrangement could reasonably be expected to result in), for U.S. federal income Tax purposes, a sale or exchange or other disposition of the Securities after the Closing. The Investor hereby agrees that neither the Investor nor any person or entity acting on behalf of the Investor, or pursuant to any agreement or understanding with the Investor, will, prior to the Closing, enter into any agreement or other arrangement that will or could reasonably be expected to be treated as (or pursuant to the terms of any such agreement or other arrangement could reasonably be expected to result in), for U.S. federal income Tax purposes, a sale or exchange or other disposition of the Securities after the Closing.

4.12 No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Company. Investor became aware of this offering of the Securities solely by means of direct contact from the Placement Agent or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agent, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to Investor solely by direct contact between Investor and the Company, the Placement Agent and/or their respective representatives. Investor did not become aware of this offering of the Securities, nor were the Securities offered to Investor, by any other means, and none of the Company, the Placement Agent and/or their respective representatives acted as investment advisor, broker or dealer to Investor. The Investor is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.13 Access to Information. In making its decision to purchase the Securities, such Investor has relied solely upon independent investigation made by such Investor, upon the SEC Reports and upon the representations, warranties and covenants set forth herein. Such Investor acknowledges and agrees that such Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that the Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.14 Certain Trading Activities. Other than consummating the transactions contemplated hereby, the Investor has not, nor to the knowledge of the Investor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person representing the Company regarding the transaction contemplated hereby and ending immediately prior to the execution and delivery of this Agreement. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

4.15 ETH Payment. If Investor is paying the Aggregate Payment Amount in ETH, (i) Investor has all rights, title and interest in and to the ETH to be contributed by it to the Company pursuant to this Agreement, (ii) such ETH is held in a digital wallet held or operated by or on behalf of the Investor at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Investor Digital Wallet”) and neither such ETH nor such Investor Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) Investor has taken commercially reasonable steps to protect its Investor Digital Wallet and such ETH and (iv) Investor has the exclusive ability to control such Investor Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

4.16 Anti-Bribery and Anti-Money Laundering Laws. Neither the Investor, nor to the knowledge of the Investor, any agent or other person acting on behalf of the Investor, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) otherwise violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended. The operations of the Investor are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of Money Laundering Laws, and no proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investor with respect to the Money Laundering Laws is pending or, to the knowledge of the Investor, threatened.

4.17 Office of Foreign Assets Control. Neither the Investor, nor to the Investor’s knowledge, any director, officer, agent, employee or Affiliate of the Investor is currently subject to any U.S. sanctions administered by OFAC.

5. Covenants.

5.1 Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of this Agreement. The Investor acknowledges that the Company and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate.

5.2 Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on the Nasdaq Capital Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through an established clearing corporation, including, without limitation, by timely payment of fees to such clearing corporation in connection with such electronic transfer.

5.3 Disclosure of Transactions. The Company shall, by 9:01 a.m., New York City time, on the first (1st) Trading Day immediately following the date of execution and delivery of this Agreement (or, if this Agreement is executed and delivered prior to 9:00 a.m., New York City time on a Trading Day, by 9:01 a.m., New York City time on the date of this Agreement), issue a press release and/or file with the SEC a Current Report on Form 8-K (including, if applicable, all exhibits thereto, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the other Transaction Agreements, Asset Management Agreement and the Strategic Advisor Agreements and, if the Disclosure Document is a Current Report on Form 8-K, attaching this Agreement, the other Transaction Agreements, the Asset Management Agreement and the Strategic Advisor Agreements as exhibits to such Disclosure Document. The Company represents to the Investors that it shall have, from and after such issuance or filing, publicly disclosed all material, non-public information delivered to any of the Investors by the Company or its respective officers, directors, employees, Affiliates or agents, including, without limitation, the Placement Agent, in connection with the transactions contemplated by the Transaction Agreements, Asset Management Agreement or the Strategic Advisory Agreements or concerning the Company. In addition, unless it has already done so by filing the Disclosure Document, on or before the fourth (4th) Business Day that is also a trading day on the Nasdaq Capital Market following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated by this Agreement. The Placement Agent shall not issue any press release relating to the transactions contemplated hereby without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Investor or any of its Affiliates or advisors, or include the name of any Investor or any of its Affiliates or advisors in any press release or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of the Investor, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Capital Market.

5.4 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Initial Shares or Pre-Funded Warrant Shares by an Investor or the Strategic Advisor Warrant Shares by a Strategic Advisor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends on the certificates to be issued to the transferee or restrictive notation to such shares in the book entry account of the transferee to which such shares are transferred as soon as reasonably practicable following any such request therefor from the Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

(b) Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Initial Shares, Pre-Funded Warrant Shares or Strategic Advisor Warrant Shares (i) have been registered under the Securities Act pursuant to an effective registration statement; or (ii) have been sold pursuant to Rule 144, the Company shall, in accordance with the provisions of this Section 5.5(b) and promptly following any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to promptly deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.

5.6 Tax Matters. (a) Withholdings Taxes. Each Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).

(b) Intended Tax Treatment. Each party hereto intends that (i) the purchase of the Securities by each Investor, together and as part of a single integrated transaction, shall qualify as an exchange by such Investor of cash and/or ETH for the Securities pursuant to Section 351(a) of the Code, and (ii) the Pre-Funded Warrants shall be treated as stock for U.S. federal (and applicable state and local) income tax purposes (together, the “Intended Tax Treatment”). Each party hereto agrees to report the purchase of the Securities by the Investors consistently with the Intended Tax Treatment and no party will take any position inconsistent with the Intended Tax Treatment in the filing of any Tax Returns, in the course of any audit or Tax review by any governmental authority relating to any Tax Returns, or otherwise, unless required by a “determination” within the meaning of Section 1313(a)(1) of the Code. Each party to this Agreement shall file with its applicable U.S. federal income Tax Return on a timely basis the information required by Treasury Regulations Section 1.351-3 and maintain the permanent records described in Treasury Regulations Section 1.351-3, in each case, to the extent applicable, and in the event a taxing authority disputes or takes a position inconsistent with the Intended Tax Treatment, the party receiving notice of such dispute shall promptly notify the other parties hereto.

(c) Tax Basis Information. Without limiting the obligations of each Investor set forth in Section 5.6(b), each Investor who purchases the Securities by transferring ETH to the Company in accordance with Section 2.2 shall furnish or otherwise make available to the Company (and shall cooperate with the Company in obtaining) all information and documentation necessary for the Company to specifically identify the tax basis in each such ETH for U.S. federal (and applicable state and local) income tax purposes, including, but not limited to: (i) the date, time, and source of acquisition of each such ETH, (ii) the original cost and fair market value at the time of acquisition of each such ETH, (iii) historical wallet and account location with respect to each such ETH, and (iv) detailed transaction history (both on-chain and off-chain) with respect to each such ETH.

5.7 [Reserved.]

5.8 Fees and Commissions. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions for Persons engaged by the Company and any other Person authorized by the Company to act on its behalf relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent. For the avoidance of doubt, the Company shall have no responsibility for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions for any Persons engaged, or alleged to be engaged, by an Investor, a Strategic Advisor, Asset Manager or any or any other Person authorized by any of them to act on its behalf).

5.9 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Agreements.

5.10 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, general partners, members, stockholders, partners, managers, employees, investment advisors and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct. The above notwithstanding, the Company shall not be liable under this Section 5.10(a) in respect of punitive, consequential, special or indirect damages and any kind or nature, including, without limitation, damages for lost profits or revenues.

(b) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.11 Subsequent Equity Sales. From the date of this Agreement until the earlier of (a) thirty (30) days after the Closing Date and (b) the Business Day immediately following the effective date of the registration statement filed pursuant to the Registration Rights Agreement, the Company shall not (A) issue shares of Common Stock or Common Stock Equivalents, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (C) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents, except pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 5.11 shall not apply to (i) the issuance of the Securities hereunder or the issuance of the Strategic Advisor Warrants, (ii) the issuance of Common Stock or Common Stock Equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of this Agreement or outstanding pursuant to clause (iii) below, (iii) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), (iv) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan, or (v) without duplication, an Exempt Issuance.

5.12 Reservation of Common Stock. As of the date of this Agreement, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Pre-Funded Warrant Shares and the Strategic Advisor Warrant Shares that are issuable upon the exercise of the Pre-Funded Warrants and Strategic Advisor Warrants, respectively, in their entirety (without regard to any limitations or restrictions on exercise of such warrants).

5.13 Furnishing of Information; Public Information.

(a) Until the earlier of the time that (i) no Investor owns Securities and (ii) the Pre-Funded Warrants and the Strategic Advisor Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities of an Investor may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Investor’s other available remedies, the Company shall pay to that Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to $1,000 per day of a Public Information Failure until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for that Investor to transfer the Shares or Pre-Funded Warrant Shares pursuant to Rule 144. The payments to which a Investor shall be entitled pursuant to this Section 5.13(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, other than during the pendency of any bona fide dispute over whether an alleged Public Information Failure has occurred, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Investor’s right to pursue actual damages for the Public Information Failure, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

5.14 Use of Proceeds. The Company shall use (a) the net proceeds from the sale of the Securities hereunder to fund the Transaction Cash Bonuses and Director Payments, (b) $10 million of the net proceeds from the sale of the Securities hereunder to fund the operating expenses and general corporate purposes of the Company (the “Operating Allocation”) and (c) the remainder of the net proceeds from the sale of the Securities hereunder to fund the acquisition of ETH and the establishment of the Company’s ETH treasury operations as provided in the Treasury Reserve Policy (as defined below). The Company shall not use such proceeds: (x) for the redemption of any Common Stock or Common Stock Equivalents, (y) for the settlement of any outstanding litigation or (z) in violation of FCPA or OFAC regulations.

5.15 Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements without the prior written consent of the Placement Agent, except to extend the term of the lock-up period, and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its reasonable best efforts to seek specific performance of the terms of such Lock-Up Agreement.

5.16 Treasury Reserve Policy. Following the Closing, the Company shall prepare and adopt a policy (the “Treasury Reserve Policy”), under which the Company’s treasury reserve assets will consist of (i) cash and cash equivalents and short-term investments (“Cash Assets”) that exceed working capital requirements and (ii) ETH which will serve as the primary treasury reserve asset of the Company on an ongoing basis, subject to market conditions and anticipated needs of the business for Cash Assets. The Treasury Reserve Policy will provide that any amendment, modification or change to such policy will only require the consent of the Board of Directors.

5.17 Transaction Cash Bonuses and Director Payments. In connection with the Closing, the Company shall allocate up to $500,000 (in the aggregate) for the payment of transaction cash bonus to certain of the management and existing employees and one-time cash awards to directors for additional services rendered as directors in connection with the transactions contemplated herein (the “Transaction Cash Bonuses and Director Payments”) payable within thirty (30) days of the Closing. The allocation of the Transaction Cash Bonuses and Director Payments shall be determined at the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and shall be inclusive of any transaction cash bonuses, success fees or similar payments owed to the Company’s management and existing employees in connection with the transactions contemplated hereunder pursuant to existing agreements or arrangements.

5.18 Equity Grants. In connection with the Closing, the Company shall grant options, restricted stock shares, or restricted stock units, to purchase Common Stock to the Company’s management, directors, and consultants of an aggregate number of shares equal to the lesser of (a) four percent (4%) of the Company’s Fully Diluted Capitalization as of the Closing and (b) $30 million (based on the grant date fair value of the awards) (the “Management Equity Grants”). The allocation of the Management Equity Grants shall be determined at the discretion of the Compensation Committee. The Management Equity Grants if issued in the form of restricted stock or restricted stock units, shall not be issued or issuable until after Closing, and if issued in the form of options to purchase shares of Common Stock, shall not be exercisable until after Closing, and shall in each case be subject to rules and requirements of Nasdaq, including where applicable, stockholder approval thereof. In the event the Management Equity Grants shall require approval of the stockholders of the Company in order to be issued or to be exercisable, the Company shall use its commercially reasonable best efforts to seek such stockholder approval promptly following the Closing.

5.19 Proceeds from Future Financings. Unless otherwise determined by the majority of the Board of Directors, proceeds from future financings shall be allocated as described in Schedule 5.19 hereto.

6. Conditions of Closing.

6.1 Conditions to the Obligation of the Investors. The several obligations of each Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.

(b) Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. The purchase of and payment for the Securities by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities, all of which shall be in full force and effect.

(e) Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Initial Shares at the Closing.

(f) Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(g) Opinion of Company Counsel. The Company shall have delivered to the Investors and the Placement Agent the opinions of The Loev Law Firm, PC and Reed Smith LLP dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Investors and addressing such legal matters as the Investors and the Company reasonably agree.

(h) Compliance Certificate. An authorized officer of the Company shall have delivered to the Investors at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(e) (Transfer Agent), 6.1(f) (Adverse Changes), 6.1(k) (Listing Requirements) and 6.1(l) (No Injunction) of this Agreement have been fulfilled.

(i) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the Closing Date a certificate certifying (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, the other Transaction Agreements, the transactions contemplated by this Agreement, the issuance of the Securities, the Strategic Advisor Warrants, the Pre-Funded Warrant Shares and the Strategic Advisor Warrant Shares.

(j) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) to the Investors.

(k) Listing Requirements. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on a National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon nor shall suspension by the SEC or the National Exchange have been threatened, as of the Closing Date, in writing by the SEC or the National Exchange; and the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Initial Shares, the Pre-Funded Warrant Shares and the Strategic Advisor Warrant Shares, and Nasdaq shall have raised no objection to such notice and the transactions contemplated hereby.

(l) No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Entity, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Entity, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Agreements.

(m) Payment. Except as may be agreed to among the Company and one or more Investors in accordance with Section 2.2, the Company shall have received payment, if in cash by wire transfer of immediately available funds or if in ETH by transfer of the ETH Amount to the Custodial Account, in the full amount of the Aggregate Purchase Price by each other Investor at the Closing as set forth in Exhibit A.

(n) Lock-Up Agreements. The Company and each of the individuals or entities listed on Schedule 6.1(n) shall have duly executed Lock-Up Agreements, in the form attached hereto as Exhibit D.

(o) Strategic Advisor Agreements. The Company and the Strategic Advisors shall have duly executed each of the Strategic Advisor Agreements and the Strategic Advisor Agreements shall continue to be effective on the Closing Date.

(p) Board of Directors. The Company shall have taken all necessary corporate action such that effective as of the Closing, (i) the authorized size of the Board of Directors increases to six, (ii) the New Directors shall be appointed as members of the Board of Directors, (iii) the New Directors shall be appointed to positions as members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors, as determined in the discretion of the Board of Directors, such that the Company meets the continued listing standards of Nasdaq; and (iv) following the Closing, the Company shall use reasonable best efforts to hold a meeting of stockholders and seek stockholder approval to appoint Jason New a member of the Board of Directors.

(q) Asset Management Agreement. The Asset Manager shall have duly executed the Asset Management Agreement and the Asset Management Agreement shall continue to be effective on the Closing Date.

6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Investor the Securities to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of each Investor in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.

(b) Performance. Each Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to the Closing Date.

(c) Injunction. The purchase of and payment for the Securities by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) Asset Management Agreement. The Asset Manager shall have duly executed the Asset Management Agreement and the Asset Management Agreement shall continue to be effective on the Closing Date.

(e) Strategic Advisor Agreements. The Strategic Advisors shall have duly executed each of the Strategic Advisor Agreements and the Strategic Advisor Agreements shall continue to be effective on the Closing Date.

(f) Registration Rights Agreement. Each Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit B.

(g) Payment. Except as may be agreed to among the Company and such Investor in accordance with Section 2.2, the Company shall have received payment, if in cash by wire transfer of immediately available funds, if in ETH by transfer of the ETH Amount to the Custodial Account, in the full amount of the purchase price for the number of Securities being purchased by each Investor at the Closing as set forth in Exhibit A.

7. Termination.

7.1 Termination. The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investors that agreed to purchase a majority of the Securities prior to the Closing;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or

(iv) By either the Company or an Investor (with respect to itself only) if the Closing has not occurred on or prior to the fifth Business Day following the date of this Agreement;

provided, however, that, in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2 Notice. In the event of termination by the Company or the Investor of its obligations to effect the Closing pursuant to Section 7.1, written notice thereof shall be given to the other Investors by the Company. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

8. Miscellaneous Provisions.

8.1 Public Statements or Releases. Except as set forth in Section 5.3, neither the Company nor any Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement, in which case the Company shall allow the Investors reasonable time to comment on such release or announcement in advance of such issuance, and the Company will consider in good faith any Investor comments.

8.2 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a)	If to the Company, addressed as follows:

180 Life Sciences Corp.
3000 El Camino Real, Bldg 4, Suite 200
Palo Alto, California 94306
Attention: Blair Jordan
                Eric Van Lent
Email: bjordan@180lifesciences.com
           eric.van.lent@180lifesciences.com

with a copy (which shall not constitute notice):

Reed Smith LLP
599 Lexington Avenue, 22nd Floor
New York, New York 10022
Attention: Anne G. Peetz, Esq.
Email: apeetz@reedsmith.com

and

The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Attention: David Loev, Esq
Email: DLove@LoevLaw.com

(b) If to any Investor, at its address or e-mail address set forth on Exhibit A, or such address as subsequently modified by written notice given in accordance with this Section 8.2.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.3 Consent to Electronic Notice. Each Investor consents to the delivery of any stockholder notice pursuant to Section 232 of the DGCL, at the e-mail address set forth below the Investor’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

8.4 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b) The Company and each of the Investors hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the Borough of Manhattan, City of New York in the State of New York;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.2 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.6 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7 Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Securities and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Securities to the Investors. Notwithstanding the foregoing, the Company shall pay the reasonable fees and expenses of Gunderson Dettmer Stough Villeneuve Frankling & Hachigian, LLP, counsel for Electric Capital in connection with the Transaction Agreements, in an amount not to exceed $500,000 in the aggregate. The Company shall pay all Placement Agent fees relating to or arising out of the transactions contemplated by this Agreement.

8.8 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of an Investor, and (y) the Investors, in the case of the Company, provided that an Investor may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Investor (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 ). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.9 Confidential Information.

(a) Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in a Form 8-K current report, such Investor will maintain the confidentiality of the existence and terms of this transaction),Agreement and the other Transaction Agreements, except that the foregoing shall not prohibit disclosure by such Investor to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) Prior to the Closing, the Company may request from the Investors such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Securities, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Investor acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibit to a periodic report or a registration statement of the Company.

8.10 Reliance by and Exculpation of Placement Agent.

(a) Each Investor acknowledges and agrees for the express benefit of the Placement Agent, its affiliates, and any of their respective control persons, officers, directors, employees, agents, and representatives that (i) none of the Placement Agent or any of its affiliates or its control persons, officers, directors, employees, agents, or representatives of any of the foregoing has made, and will not make any representations or warranties, whether express or implied, with respect to the Company or the offer and sale of the Shares, and such Investor will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (ii) such Investor will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Shares, (iii) such Investor will be purchasing Shares based on the results of its own due diligence investigation of the Company, and none of the Placement Agent nor any of its affiliates nor any control persons, officers, directors, employees, partners, agents, or representatives of any of the foregoing (x) has made any independent investigation with respect to the Company, the Shares, or the accuracy, completeness, or adequacy of any information supplied to the Investor by the Company and (y) is not making any recommendation to any Investor with respect to the Company or the Shares, including the purchase of the Shares by any Investor, (iv) none of the Transaction Agreements has been prepared by the Placement Agent or any of its affiliates, or any control persons, officers, directors, employees, agents, or representatives of any of the foregoing in connection with the offer and sale of the Shares, (v) none of the Placement Agent nor any of its affiliates, nor any control persons, officers, directors, employees, agents, or representatives of any of the foregoing, has (x) any responsibility with respect to (1) any representations, warranties, or agreements made by any other Person under or in connection with the transactions contemplated by this Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity, or enforceability (with respect to any Person) or any thereof or (2) the business, affairs, financial condition, operations, properties, or prospects of, or any other matter concerning the Company or the transactions contemplated by this Agreement or (y) any liability or obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, or disbursements incurred by the Investor, the Company, or any other Person), whether in contract, tort, or otherwise, to the Investor, or to any Person claiming through such Investor, in respect of any of the transactions contemplated by this Agreement, (vi) the Placement Agent may have acquired, or may acquire, non-public information with respect to the Company, which such Investor agrees need not be provided to it, (vii) the Placement Agent is acting solely as a placement agent to the Company in connection with the transactions contemplated by this Agreement, and none of the Placement Agent, nor any of its affiliates, or any control persons, officers, directors, employees, agents, or representatives of any of the foregoing, is acting as an underwriter or in any other capacity and is not and shall not be construed as a financial advisor or fiduciary for such Investor, the Company, or any other person or entity in connection with any of the transactions contemplated by this Agreement, and (viii) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Investor further represents and warrants to the Placement Agent that such Investor, including any fund or funds that such Investor manages or advises that participates in the offer and sale of the Shares, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 8.10 shall survive any termination of this Agreement.

(b) The Company agrees and acknowledges that the Placement Agent may rely on its representations, warranties, agreements and covenants contained in this Agreement and each Investor agrees that the Placement Agent may rely on such Investor’s representations and warranties contained in this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agent.

(c) Neither the Placement Agent nor any of its affiliates, or any control persons, officers, directors, employees, agents, or representatives of any of the foregoing, (1) shall have any liability to the Investors pursuant to, arising out of or relating to this Agreement, the negotiation hereof or thereof, or its subject matter, or the transactions contemplated in this Agreement or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements, or omissions with respect to any information or materials of any kind furnished by the Company, the Placement Agent or any Non-Party Affiliate (as defined below) concerning the Placement Agent, this Agreement, or the transactions contemplated hereby. For purposes of this Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder, or affiliate of the Placement Agent or any of the Placement Agent’s controlled affiliates. The Investor agrees that the Placement Agent shall not be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the sale of Shares pursuant to this Agreement. On behalf of the Investor and its affiliates, such Investor releases the Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, or disbursements related to the sale of Shares pursuant to this Agreement. Each Investor agrees not to commence any litigation or bring any claim against the Placement Agent in any court or any other forum which relates to, may arise out of, or is in connection with, the sale of Shares pursuant to this Agreement. This undertaking is given freely and after obtaining independent legal advice.

(d) The Company agrees that the Placement Agent, its affiliates and any of their respective control persons, officers, directors, employees, agents and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as the Placement Agent hereunder pursuant to the indemnification provisions set forth in the applicable letter agreement between the Company and the Placement Agent.

8.11 Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, (i) the Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company and of each Investor set forth in Section 3, Section 4 and Section 6.1(h) and Section 8.10 respectively, of this Agreement and (ii) the Indemnified Persons are intended third-party beneficiaries of Section 5.9.

8.12 Independent Nature of Investors’ Obligations and Right. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor also acknowledges that neither The Loev Law Firm, PC nor Reed Smith LLP has rendered legal advice to such Investor. Each Investor (other than Electric Capital), acknowledges that Gunderson Dettmer Stough Villeneuve Frankling & Hachigian, LLP has not rendered legal advice to such Investor. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Investors with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Investor.

8.13 Equal Treatment of Investors. No Transaction Agreement (other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Securities) shall have been amended, modified or waived in any manner that benefits any Investor unless each other Investor shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Investor or their affiliates or related Person). No consideration (including any modification of any Transaction Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any Transaction Agreement unless the same consideration is also offered to all of the parties to the Transaction Agreements; provided, however, the Strategic Advisor Warrants will not be considered consideration for purposes of this Section 8.13. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

8.14 Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.15 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.16 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto), together with any side letter agreements with any of the Investors, constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investors of at least a majority in interest of the Securities then held by the Investors, provided that (i) prior to the Closing the consent of all Investors shall be required and (ii) if any amendment, modification or waiver disproportionately and adversely impacts an Investor (or group of Investors), the consent of at least seventy five percent (75%) in interest of such disproportionately impacted Investor (or group of Investors) shall also be required. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. The Company, on the one hand, and each Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by such Investor or the Company, respectively. Notwithstanding the foregoing or anything else herein to the contrary, no amendment, modification, alteration, change or waiver of this Section 8.15 shall be valid without the prior written consent of the Placement Agent, which consent may be granted or withheld in the sole discretion of the Placement Agent.

8.17 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Securities in accordance with their respective terms. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.18 Contract Interpretation. This Agreement is the joint product of each Investor and the Company, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.19 Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Securities were determined as a result of arm’s-length negotiations.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

180 LIFE SCIENCES CORP.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

[NAME]

By:

Name:

Title:

Address:
[●]
Email: [●]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

[NAME]

By:

Name:

Title:

Address:
[●]
Email: [●]

EXHIBIT A

INVESTORS

Investor Name	Initial Shares		Share Purchase Price			Shares Underlying Pre-Funded Warrants		Pre-Funded Warrant Purchase Price			Aggregate Purchase Price			ETH Amount
[Name]	[●	]	$	[●	]	[●	]	$	[●	]	$	[●	]	[●	]
[Name]	[●	]	$	[●	]	[●	]	$	[●	]	$	[●	]	[●	]
[Name]	[●	]	$	[●	]	[●	]	$	[●	]	$	[●	]	[●	]
TOTAL:	[●	]	$	[●	]	[●	]	$	[●	]	$	[●	]	[●	]

A-1

EXHIBIT B

FORM OF PRE-FUNDED WARRANT

B-1

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

D-1